Exhibit 99.1

Heritage Commerce Corp Reports Record Earnings for the Third Quarter of 2018

San Jose, CA — October 25, 2018 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank” or “HBC”), today reported net income increased 44% to $12.4 million, or $0.28 per average diluted common share for the third quarter of 2018, compared to $8.6 million, or $0.22 per average diluted common share for the third quarter of 2017.  For the nine months ended September 30, 2018, net income was  $22.1 million, or $0.53 per average diluted common share, compared to  $22.6 million, or $0.59 per average diluted common share, for the nine months ended September 30, 2017.  Merger-related costs for the third quarter of 2018 and the first nine months of 2018 totaled $199,000 and $9.0 million, respectively.  All results are unaudited.

“We delivered record profits for the third quarter of 2018, highlighted by a 4.36% net interest margin, a 19.36% return on tangible common equity and solid growth in net interest income.  We also recognized $1.2 million in net recoveries during the third quarter of 2018 from loans that were previously charged off,” said Walter Kaczmarek, President and Chief Executive Officer.  “We continue to invest for the future, and we are pleased with the progress made to date.  Customers and employees from the recent acquisitions of Tri-Valley Bank (“Tri-Valley”) and United American Bank (“United American”) are now fully integrated into our Bank, and we are now focused on growing our customer base in those markets.”

“Deposits are up 11% year-over-year with noninterest-bearing deposits growing 15% and representing 39% of our total deposits,” said Mr. Kaczmarek.  “Our loan portfolio consists of seasoned quality loans, and we will benefit from a rising interest rate environment.  In the meantime, asset quality remains stable with nonperforming assets declining 7% on a linked quarter basis,” added Mr. Kaczmarek.  The allowance for loan losses totaled $27.4 million, at September 30, 2018, or 1.44% of total loans.

Third Quarter 2018 Highlights (as of, or for the periods ended September 30, 2018, compared to June 30, 2018 and September 30, 2017, except as noted):

♦

Diluted earnings per share were  $0.28 for the third quarter of 2018, compared to $0.22 for the third quarter of 2017, and $0.02 for the second quarter of 2018.   Diluted earnings per share totaled $0.53 for the first nine months of 2018, compared to $0.59 per diluted share for the first nine months of 2017.

♦

For the third quarter of 2018, the return on average tangible assets increased to 1.59%, and the return on average tangible equity increased to  19.36%, compared to 1.22% and 15.41%, respectively, for the third quarter of 2017, and 0.12% and 1.49%, respectively, for the second quarter of 2018.  The return on average tangible assets was 1.01%, and the return on average tangible equity was 12.33%, for the first nine months of 2018, compared to 1.14% and 14.11%, respectively, for the first nine months of 2017.

♦

Net interest income, before provision for loan losses, increased 23% to $32.5 million for the third quarter of 2018, compared to $26.3 million for the third quarter of 2017, and increased 8% from $30.2 million for the second quarter of 2018.  For the first nine months of 2018, net interest income increased 18% to $89.0 million, compared to $75.1 million for the first nine months of 2017.

•

For the third quarter of 2018, the fully tax equivalent (“FTE”) net interest margin improved 38 basis points to 4.36% from 3.98% for the third quarter of 2017.  The improvement was primarily due to a higher average balance of loans, an increase in the accretion of the loan purchase discount into loan interest income from the Tri-Valley and United American acquisitions in the second quarter of 2018, and the impact of increases in the prime rate, and the rate on overnight funds.  The net interest margin improved 6 basis points to 4.36% for the third quarter of 2018, from 4.30% for the second quarter of 2018.  The improvement was primarily due to a  higher average balance of loans, the impact of increases in the prime rate, and the rate on overnight funds.

•

For the first nine months of 2018, the net interest margin increased 24 basis points to 4.27%, compared to 4.03% for the first nine months of 2017, primarily due to a higher average balance of loans and securities, an increase in the accretion of the loan purchase discount into loan interest income from the Tri-Valley and United American acquisitions in the second quarter of 2018, and the impact of increases in the prime rate, and the rate on overnight funds.

♦

The total purchase discount on loans from Focus Business Bank (“Focus”) loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $790,000 remains outstanding as of September 30, 2018.  The total purchase discount on loans from

Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $2.4 million remains outstanding as of September 30, 2018.    The total purchase discount on loans from United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $4.0 million remains outstanding as of September 30, 2018.

•

The accretion of the loan purchase discount into loan interest income from the three acquisitions was $506,000 for the third quarter of 2018, compared to $270,000 for the third  quarter of 2017, and $669,000 for the second quarter of 2018.

•

The accretion of the loan purchase discount into loan interest income from the three acquisitions was $1.2 million for the first nine months of 2018, compared to $741,000 for the first nine months of 2017.

♦

Loans, excluding loans held-for-sale, increased $333.4 million, or 21%, to $1.90 billion at September 30, 2018, compared to $1.57 billion at September 30, 2017,  which included $208.8 million in loans, at fair value, from United American, $115.2 million in loans, at fair value, from Tri-Valley, and an increase of $20.3 million, or 1% in the Company’s legacy portfolio, partially offset by a decrease of $7.5 million in purchased residential mortgage loans, and a decrease of $3.4 million of purchased commercial real estate (“CRE”) loans. Loans, excluding loans held-for-sale, declined (3%) to $1.90 billion at September 30, 2018, compared to $1.96 billion June 30, 2018, primarily due to payoffs in the CRE and commercial loan portfolios.

♦

The allowance for loan losses (“ALLL”) was 1.44% of total loans at September 30, 2018, compared to 1.26% at September 30, 2017, and 1.36% at June 30, 2018.  The ALLL to total nonperforming loans decreased to 110.97% at September 30, 2018, compared to 565.68% at September 30, 2017,  primarily due to a  single large lending relationship that was placed on nonaccrual during the second quarter of 2018.    The ALLL to total nonperforming loans was 100.45% at June 30, 2018.

•

Nonperforming assets (“NPAs”) totaled $24.7 million, or 0.77% of total assets, at September 30, 2018, compared to $3.5 million, or 0.12% of total assets, at September 30, 2017, and $26.5 million, or 0.85% of total assets, at June 30, 2018.

•	Net recoveries totaled $1.2 million for the third quarter of 2018, compared to net recoveries of $236,000 for the third quarter of 2017, and net charge-offs of $673,000 for the second quarter of 2018.

•     Classified assets were $30.5 million, or 0.95% of total assets, at September 30, 2018, compared to $10.9 million, or 0.38% of total assets, at September 30, 2017.  This was primarily due to a single large lending relationship that was moved to classified assets during the fourth quarter of 2017.  Classified assets were $32.3 million, or 1.03% of total assets, at June 30, 2018.

•     There was a ($425,000) credit to the provision for loan losses for the third quarter of 2018, compared to a  provision for loan losses of $115,000 for the third quarter of 2017, and a  provision for loan losses of $7.2 million for the second quarter of 2018.   The credit to the provision for loan losses for the third quarter of 2018 was primarily due to net recoveries of $1.2 million and a slightly smaller loan portfolio compared to the second quarter of 2018. There was a $7.3 million provision for loan losses for the nine months ended September 30, 2018, compared to a provision for loan losses of $390,000 for the nine months ended September 30, 2017.

♦

Total deposits increased $264.7 million, or 11%, to $2.75 billion at September 30, 2018, compared to $2.48 billion at September 30, 2017,  which included $266.6 million in deposits, at fair value, from United American, $91.4 million in deposits, at fair value, from Tri-Valley, a decrease of $65.1 million in State of California certificates of deposit due to maturity, and a decrease of $28.2 million, or (1%), in the Company’s legacy deposits.    Total deposits increased $61.7 million, or 2%, from $2.68 billion at June 30, 2018.

•

Deposits, excluding all time deposits and CDARS deposits, increased $318.0 million, or 14%, to $2.58 billion at September 30, 2018, compared to $2.26 billion at September 30, 2017, which included $231.9 million of deposits added from United American, $83.0 million of deposits added from Tri-Valley, and an increase of $3.1 million in the Company’s legacy deposits.  Deposits, excluding all time deposits and CDARS deposits, at September 30, 2018 increased $67.6 million, or 3%, compared to $2.51 billion at June 30, 2018.

♦

The cost of total deposits was 0.23% for the third quarter of 2018, compared to 0.17% for the third quarter of 2017 and 0.19% for the second quarter of 2018. The total cost of deposits was 0.19% for the nine months ended September 30, 2018, compared to 0.16% for the nine months ended September 30, 2017.

♦

Tangible equity increased to $257.2 million at September 30, 2018, compared to $223.9 million at September 30, 2017, primarily due to the Tri-Valley and United American acquisitions.  Tangible equity was $249.6 million at June 30, 2018.  Tangible book value per share was $5.94 at September 30, 2018, compared to $5.86 at September 30, 2017, and $5.77 at June 30, 2018.

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2018.

			Well-capitalized	Fully Phased-in
			Financial	Basel III
			Institution	Minimum
	Heritage	Heritage	Basel III	Requirement (1)
	Commerce	Bank of	Regulatory	Effective
CAPITAL RATIOS	Corp	Commerce	Guidelines	January 1, 2019
Total Risk-Based	14.4%	13.4%	10.0%	10.5%
Tier 1 Risk-Based	11.5%	12.2%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	11.5%	12.2%	6.5%	7.0%
Leverage	8.6%	9.1%	5.0%	4.0%

(1)	Fully phased in Basel III requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

Operating Results

Net interest income, before the provision for loan losses, increased 23% to $32.5 million for the third quarter of 2018, compared to $26.3 million for the third quarter of 2017, and increased 8% from $30.2 million for the second quarter of 2018.  Net interest income increased 18% to $89.0 million for the first nine months of 2018, compared to $75.1 million for the first nine months of 2017. Net interest income increased for the third quarter of 2018 and the first nine months of 2018, compared to the respective periods in 2017, primarily due to the impact of the increase in loans and deposits from the Tri-Valley and United American acquisitions, in addition to organic loan growth and the positive impact of rising interest rates.

For the third quarter of 2018, the net interest margin (FTE) increased 38 basis points to 4.36% from 3.98% for the third quarter of 2017.  The improvement was primarily due to a higher average balance of loans, an increase in the accretion of the loan purchase discount into loan interest income from the Tri-Valley and United American acquisitions in the second quarter of 2018, and the impact of increases in the prime rate, and the rate on overnight funds.  The net interest margin improved 6 basis points to 4.36% for the third quarter of 2018, from 4.30% for the second quarter of 2018.  The improvement was primarily due to a  higher average balance of loans, the impact of increases in the prime rate, and the rate on overnight funds.

For the first nine months of 2018, the net interest margin increased 24 basis points to 4.27%, compared to 4.03%  for the first nine months of 2017,  primarily due to a higher average balance of loans and securities, an increase in the accretion of the loan purchase discount into loan interest income from the Tri-Valley and United American acquisitions in the second quarter of 2018, and the impact of increases in the prime rate, and the rate on overnight funds.

There was a ($425,000) credit to the provision for loan losses for the third quarter of 2018, compared to a  provision for loan losses of $115,000 for the third quarter of 2017, and a provision for loan losses of $7.2 million for the second quarter of 2018.  The credit to the provision for loan losses for the third quarter of 2018 was primarily due to net recoveries of $1.2 million and a slightly smaller loan portfolio compared to the second quarter of 2018. There was a $7.3  million provision for loan losses for the nine months ended September 30, 2018, compared to a provision for loan losses of $390,000 for the nine months ended September 30, 2017.

Total noninterest income decreased to  $2.2 million for the third quarter of 2018, compared to $2.5 million for the third quarter of 2017 and $2.8 million for the second quarter of 2018.  The decrease in noninterest income for third quarter of 2018,  compared to the second quarter of 2018, was primarily due to a legal settlement recovery and a gain on sales of securities of $179,000 for the second quarter of 2018.  The Company received $1.3 million in proceeds from a legal settlement during the second quarter of 2018, of which $377,000 was recorded in other noninterest income, and $922,000 was credited to professional fees for recaptured legal fees previously paid by the Company.  For the nine months ended September 30, 2018, noninterest income increased to  $7.2 million, compared to $7.0 million for the nine months ended September 30, 2017, primarily due to proceeds from a legal settlement during the second quarter of 2018, higher service charges and fees on deposit accounts and gain on sales of securities for the first nine months of 2018, partially offset by a lower increase in cash surrender value of life insurance proceeds, servicing income, and gain on sale of SBA loans for the first nine months of 2018.  The first nine months of 2017 also include higher fee income from Bay View Funding compared to the first nine months of 2018 which was included in other noninterest income.

Total noninterest expense for the third quarter of 2018 was $17.7 million, compared to $14.8 million for the third quarter of 2017 and $24.9 million the second quarter of 2018.  Noninterest expense for the nine months ended September 30, 2018 was $58.6 million, compared to $45.4 million for the nine months ended September 30, 2017. The increase in noninterest expense in the first nine months of 2018, compared to first nine months of 2017, was primarily due to costs related to the merger transactions and higher salaries and employee benefits as a result of annual salary increases,  and additional operating costs of Tri-Valley and United American, partially offset by lower professional fees.  Other noninterest expense included pre-tax acquisition and integration costs of $16,000, $4.8 million, and $5.5 million for the third quarter of 2018,  the second quarter of 2018, and the first nine months of 2018, respectively. In addition, salaries and employee benefits included severance and retention expense of $183,000, $3.4 million, and $3.6 million for the third quarter of 2018, the second quarter of 2018, and the first nine months of 2018, respectively, related to the Tri-Valley and United American acquisitions.   Total severance, retention, acquisition and integration costs were $199,000, $8.2 million, and $9.0 million for the third quarter of 2018, the second quarter of 2018, and the first nine months of 2018, respectively. Professional fees totaled $1.1 million for the first nine months of 2018, compared to $2.4 million for the first nine months of 2017, primarily due to the recovery of $922,000 of professional fees from a legal settlement in the second quarter of 2018.   Full time equivalent employees were 296 at September 30, 2018, 282 at September 30, 2017, and 303 at June 30, 2018.

The efficiency ratio for the third quarter of 2018 was 51.15%, compared to 51.54% for the third quarter of 2017, and 75.47% for the second quarter of 2018.  The efficiency ratio for the nine months ended September 30, 2018 was 60.93%, compared to 55.30% for the nine months ended September 30, 2017.

The income tax expense for the third quarter of 2018 was $5.0 million, compared to income tax expense of $5.2 million for the third quarter of 2017, and an income tax benefit of ($31,000) for the second quarter of 2018.  The effective tax rate for the third quarter of 2018 decreased to 28.7%, compared to 37.9% for the third quarter of 2017, primarily due to a lower federal corporate tax rate for the third quarter of 2018.  On December 22, 2017 the Tax Cuts and Jobs Act (the “Tax Act”), was signed into law, which among other items reduced the federal corporate tax rate to 21% from 35%, effective January 1, 2018.  The effective tax rate was (3.5%) for the second quarter of 2018,  primarily due to lower income before income taxes in the second quarter of 2018 compared to the first quarter of 2018, resulting in a year-to-date tax adjustment for the second quarter of 2018.  Income tax expense for the nine months ended September 30, 2018 was $8.2 million, compared to $13.8 million for the nine months ended September 30, 2017. The effective tax rate for the nine months ended September 30, 2018 was 27.0%, compared to 37.9% for the nine months ended September 30, 2017.  The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% for the third quarter of 2018 and the first nine months of 2018, and 42% for the third quarter of 2017 and the first nine months of 2017, is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality

Total assets increased 12% to $3.19 billion at September 30, 2018, compared to $2.84 billion at September 30, 2017,  primarily due to the Tri-Valley and United American acquisitions.  Tri-Valley added $115.2 million in loans, at fair value, and $91.4 million in deposits, at fair value, at September 30, 2018.  United American added $208.8 million in loans, at fair value, and $266.6 million in deposits, at fair value, at September 30, 2018.  Total assets increased 2%  from $3.12 billion at June 30, 2018.

Securities available-for-sale, at fair value, totaled $319.1 million at September 30, 2018, compared to $390.1 million at September 30, 2017, and $335.9 million at June 30, 2018.  At September 30, 2018, the Company’s securities available-for-sale portfolio was comprised of $311.7 million agency mortgage-backed securities (all issued by U.S. Government sponsored entities) and $7.4 million U.S. Government sponsored entities debt securities. The pre-tax unrealized loss on securities available-for-sale at September 30, 2018 was ($12.7) million, compared to a pre-tax unrealized gain on securities available-for-sale of $1.0 million at September 30, 2017, and a pre-tax unrealized loss on securities available-for-sale of ($10.8) million at June 30, 2018.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio.

At September 30, 2018,  securities held-to-maturity, at amortized cost, totaled $375.7 million, compared to $379.5 million at September 30, 2017, and $388.6 million at June 30, 2018.  At September 30, 2018, the Company’s securities held-to-maturity portfolio was comprised of $288.6 million agency mortgage-backed securities, and $87.1 million tax-exempt municipal bonds.

Loans, excluding loans held-for-sale, increased $333.4 million, or 21%, to $1.90 billion at September 30, 2018, compared to $1.57 billion at September 30, 2017, which included $208.8 million in loans from United American, $115.2 million in loans from Tri-Valley, and an increase of $20.3 million, or 1% in the Company’s legacy portfolio, partially offset by a decrease of $7.5 million in purchased residential mortgage loans, and a decrease of $3.4 million of purchased CRE loans. Loans, excluding loans held-for-sale, declined (3%) to $1.90 billion at September 30, 2018, compared to $1.96 billion June 30, 2018, primarily due to payoffs in the CRE and commercial loan portfolios.

The loan portfolio remains well-diversified with commercial and industrial (“C&I”) loans accounting for 31% of the loan portfolio at September 30, 2018, which included $71.0 million of factored receivables. CRE loans accounted for 52% of the total loan portfolio, of which 39% were occupied by businesses that own them.  Land and construction loans accounted for 7% of total loans, consumer and home equity loans accounted for 7% of total loans, and residential mortgage loans accounted for the remaining 3% of total loans at September 30, 2018.

The commercial loan portfolio increased $13.3 million to $600.6 million at September 30, 2018, from $587.3 million at September 30, 2017, which included $21.7 million of loans added from United American, and $10.2 million of loans added from Tri-Valley, partially offset by a decrease of $18.6 million, or (3%) in the Company’s legacy portfolio.  The commercial loan portfolio decreased $8.9 million from $609.5 million at June 30, 2018.  C&I line usage was 36% at September 30, 2018, compared to 37% at both September 30, 2017 and June 30, 2018.

The CRE loan portfolio increased $233.6 million, or 31%, to $988.5 million at September 30, 2018, compared to $754.9 million at September 30, 2017, which included $135.9 million of loans added from United American, $93.7 million of loans added from Tri-Valley, and an increase of $7.3 million, or 1%, in the Company’s legacy portfolio, partially offset by a decrease of $3.3 million in purchased CRE loans.  The CRE loan portfolio decreased $42.4 million, or (4%),  from $1.03 billion at June 30, 2018.

Land and construction loans increased $39.2 million, or 43%, to $131.5 million at September 30, 2018, compared to $92.3 million at September 30, 2017, primarily due to organic growth of $35.1 million, and $4.1 million of loans added from United American.  Land and construction loans increased $2.7  million, or 2%, from $128.9 million at June 30, 2018.

Home equity lines of credit increased $42.5 million, or 57%, to $116.7 million at September 30, 2018, compared to $74.2 million at September 30, 2017, which included $32.9 million of loans added from United American, and $11.4 million of loans added from Tri-Valley, partially offset by a decrease of $1.8 million in the Company’s legacy portfolio.  Home equity lines of credit decreased $4.6 million, from $121.3 million at June 30, 2018.

Residential mortgage loans increased $5.9 million, 13%, to $52.4 million at September 30, 2018, compared to $46.5 million at September 30, 2017, primarily due to $13.4 million of loans added from United American, partially offset by a $7.5 million decrease in purchased residential mortgage loans.  Residential mortgage loans decreased $2.0 million, from  $54.4 million at June 30, 2018.

The average yield on the loan portfolio increased to 5.92% for the third quarter of 2018, compared to 5.72% for the third  quarter of 2017, primarily due to an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions,  and increases in the prime rate.  The average loan yield increased to 5.92% for the third quarter of 2018, compared to 5.75% for the second quarter of 2018.  The average yield on the Company’s legacy loan portfolio (excluding the purchased residential loans, purchased CRE loans, factored receivables portfolio, and accretion of the loan purchase discount from the acquisitions)  increased 10 basis points for the third quarter of 2018, compared to the third quarter of 2017, and increased 13 basis points from the second quarter of 2018.  The average yield on the purchased residential loans was 2.68% for the third quarter of 2018, compared to 2.67% for the third quarter of 2017, and 2.71% for the second quarter of 2018.  The average yield on the purchased CRE loans was 3.24% for the third quarter of 2018, compared to 3.52%  the third quarter of 2017,  and 3.58%  the second quarter of 2018.

The yield on the loan portfolio increased to 5.82% for the first nine months of 2018, compared to 5.63% for the first nine months of 2017, primarily due to an increase in accretion of the loan purchase discount into loan interest income from the acquisitions and increases in the prime rate.  The yield on the Company’s legacy loan portfolio (excluding the purchased residential loans, purchased CRE loans, factored receivables portfolio, and accretion of the loan purchase discount from the acquisitions) increased 9 basis points for the first nine months of 2018, compared to the first nine months of 2017.  The yield on the purchased residential loans was 2.71% for the first nine months of 2018, compared to 2.67% for the first nine months of 2017.  The yield on the purchased CRE loans was 3.45% for the first nine months of 2018, compared to 3.51% for the first nine months of 2017.

The accretion of the loan purchase discount into loan interest income from the three acquisitions was $506,000 for the third quarter of 2018, compared to $270,000 for the third quarter of 2017, and $669,000 for the second quarter of 2018.  The accretion of the loan purchase discount into loan interest income from the three acquisitions was $1.2 million for the first nine months of 2018, compared to $741,000 for the first nine months of 2017.  The total purchase discount on loans from Focus loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $790,000 remains outstanding as of September 30, 2018.  The total purchase discount on loans from Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $2.4 million remains outstanding as of September 30, 2018.  The total purchase discount on loans from United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $4.0 million remains outstanding as of September 30, 2018.

At September 30, 2018, NPAs were $24.7 million, or 0.77% of total assets, at September 30, 2018, compared to $3.5 million, or 0.12% of total assets, at September 30, 2017, and $26.5 million, or 0.85% of total assets, at June 30, 2018.  The increase in NPAs at September 30, 2018, compared to September 30, 2017, was primarily due to the previously discussed single large lending relationship that was placed on nonaccrual during the second quarter of 2018.  At September 30, 2018, the recorded investment of this lending relationship was $21.8 million, and the Company had a $7.0 million specific loan loss reserve allocated for this lending relationship.  Additionally, subsequent to the end of the third quarter of 2018, the recorded investment of this lending relationship was reduced to $17.4 million prior to this earnings release date.  There were no foreclosed assets at September 30, 2018, September 30, 2017, or June 30, 2018.  The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	September 30, 2018		June 30, 2018		September 30, 2017
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial and industrial loans	$17,134	69%	$19,545	74%	$1,206	35%
CRE loans	5,639	23%	5,801	22%	501	14%
Restructured and loans over 90 days past due and still accruing	1,373	6%	511	2%	931	27%
Home equity and consumer loans	342	1%	351	1%	389	11%
SBA loans	227	1%	337	1%	281	8%
Land and construction loans	—	—	—	—	183	5%
Total nonperforming assets	$24,715	100%	$26,545	100%	$3,491	100%

Classified assets increased to $30.5 million, or 0.95% of total assets, at September 30, 2018, compared to $10.9 million, or 0.38% of total assets,  at September 30, 2017, and decreased compared to $32.3 million, or 1.03% of total assets, at June 30, 2018.

The following table summarizes the allowance for loan losses:

	For the Quarter Ended			For the Nine Months Ended
ALLOWANCE FOR LOAN LOSSES	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2018	2018	2017	2018	2017
Balance at beginning of period	$26,664	$20,139	$19,397	$19,658	$19,089
Provision (credit) for loan losses during the period	(425)	7,198	115	7,279	390
Net recoveries (charge-offs) during the period	1,187	(673)	236	489	269
Balance at end of period	$27,426	$26,664	$19,748	$27,426	$19,748

Total loans, net of deferred fees	$1,899,387	$1,956,633	$1,565,950	$1,899,387	$1,565,950
Total nonperforming loans	$24,715	$26,545	$3,491	$24,715	$3,491
Allowance for loan losses to total loans	1.44%	1.36%	1.26%	1.44%	1.26%
Allowance for loan losses to total nonperforming loans	110.97%	100.45%	565.68%	110.97%	565.68%

The ALLL at September 30, 2018 was 1.44% of total loans, compared to 1.26% at September 30, 2017, and 1.36% at June 30, 2018.  The ALLL to total nonperforming loans decreased to 110.97% at September 30, 2018, compared to 565.68% at September 30, 2017,  primarily due to a single lending relationship that was placed on nonaccrual during the second quarter of 2018.  The loans acquired from Tri-Valley and United American are included in total loans; however, there was minimal allowance for loan losses attributed to these loans at September 30, 2018 because upon acquisition they were marked to fair value.  The ALLL to total nonperforming loans was 100.45% at June 30, 2018.

Net recoveries totaled $1.2 million for the third quarter of 2018, compared to net recoveries of $236,000 for the third quarter of 2017, and net charge-offs of $673,000 for the second quarter of 2018.

Total deposits increased $264.7 million, or 11%, to $2.75 billion at September 30, 2018, compared to $2.48 billion at September 30, 2017, which included $266.6 million in deposits from United American, $91.4 million in deposits from Tri-Valley, a decrease of $65.1 million in State of California certificates of deposit due to maturity, and a decrease of $28.2 million, or (1%), in the Company’s legacy deposits.  Total deposits increased $61.7 million, or 2%, from $2.68 billion at June 30, 2018.

Deposits, excluding all time deposits and CDARS deposits, increased $318.0 million, or 14%, to $2.58 billion at September 30, 2018, compared to $2.26 billion at September 30, 2017, which included $231.9 million of deposits added from United American, $83.0 million of deposits added from Tri-Valley, and an increase of $3.1 million in the Company’s legacy deposits.  Deposits, excluding all time deposits and CDARS deposits, at September 30, 2018 increased $67.6 million, or 3%, compared to $2.51 billion at June 30, 2018.

Time deposits of $250,000 and over decreased $62.7 million, or (43%), to $84.8 million at September 30, 2018, compared to $147.4 million at September 30, 2017, which included the maturity of $65.1 million of State of California certificates of deposits, and a decrease of $17.6 million, or (21%), in the Company’s legacy deposits, partially offset by $16.2 million of deposits added from United American, and $3.8 million of deposits added from Tri-Valley.  Time deposits of $250,000 and over at September 30, 2018 increased $3.4 million, or 4%, compared to $81.4 million at June 30, 2018.

The cost of total deposits was 0.23%  for the third  quarter of 2018, compared to 0.17% for the third quarter of 2017 and 0.19% for the  second quarter of 2018.  The total cost of deposits was 0.19% for the nine months ended September 30, 2018, and 0.16% for the nine months ended September 30, 2017.

Tangible equity increased to $257.2 million at September 30, 2018, compared to $223.9 million at September 30, 2017,  primarily due to the Tri-Valley and United American acquisitions.  Tangible equity was $249.6 million at June 30, 2018.  Tangible book value per share was $5.94 at September 30, 2018, compared to $5.86 at September 30, 2017, and $5.77 at June 30, 2018.

Accumulated other comprehensive loss was ($17.2) million at September 30, 2018, compared to ($6.1) million at September 30, 2017, and ($15.9) million at June 30, 2018. The unrealized gain (loss) on securities available-for-sale, net of taxes, included in accumulated other comprehensive loss was ($9.0) million at September 30, 2018, compared to unrealized gain of $614,000 at September 30, 2017, and an unrealized loss of ($7.7) million at June 30, 2018.  The components of accumulated other comprehensive loss, net of taxes, at September 30, 2018 include the following: an unrealized loss on securities available-for-sale of ($9.0) million; the remaining unamortized unrealized gain on securities available-for-sale transferred to held-to-maturity of $351,000; a split dollar insurance contracts liability of ($3.7) million; a supplemental executive retirement plan liability of ($5.4) million; and an unrealized gain on interest-only strip from SBA loans of $613,000.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Redwood City, San Jose, San Mateo,  Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, high unemployment rates and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (4) volatility in credit and equity markets and its effect on the global economy; (5) changes in the competitive environment among financial or bank holding companies and other financial service providers; (6) changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits; (7) our ability to develop and promote customer acceptance of new products and services in a timely manner; (8) risks associated with concentrations in real estate related loans; (9) an oversupply of inventory and deterioration in values of California commercial real estate; (10) a prolonged slowdown in construction activity; (11) other than temporary impairment charges to our securities portfolio; (12) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (13) our ability to raise capital or incur debt on reasonable terms; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (18) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (19) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (20) effect and uncertain impact on the Company of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by supervisory and oversight agencies implementing the new legislation; (21) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (22) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (23) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (24) availability of and competition for acquisition opportunities; (25) risks resulting from domestic terrorism; (26) risks of natural disasters and other events beyond our control; and (27) our success in managing the risks involved in the foregoing factors.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2018	2018	2017	2018	2017	2018	2017	Change
Interest income	$34,610	$31,980	$27,955	8%	24%	$94,467	$78,759	20%
Interest expense	2,159	1,816	1,634	19%	32%	5,504	3,679	50%
Net interest income before provision for loan losses	32,451	30,164	26,321	8%	23%	88,963	75,080	18%
Provision (credit) for loan losses	(425)	7,198	115	(106)%	(470)%	7,279	390	1766%
Net interest income after provision
for loan losses	32,876	22,966	26,206	43%	25%	81,684	74,690	9%
Noninterest income:
Service charges and fees on deposit accounts	1,107	972	869	14%	27%	2,981	2,410	24%
Gain on sales of SBA loans	236	80	147	195%	61%	551	635	(13)%
Increase in cash surrender value of
life insurance	216	237	417	(9)%	(48)%	816	1,259	(35)%
Servicing income	163	189	246	(14)%	(34)%	533	736	(28)%
Gain (loss) on sales of securities	—	179	—	(100)%	N/A	266	(6)	4533%
Other	484	1,123	781	(57)%	(38)%	2,034	2,014	1%
Total noninterest income	2,206	2,780	2,460	(21)%	(10)%	7,181	7,048	2%
Noninterest expense:
Salaries and employee benefits	10,719	14,806	9,071	(28)%	18%	35,302	27,766	27%
Occupancy and equipment	1,559	1,262	1,142	24%	37%	3,927	3,426	15%
Professional fees	721	(289)	695	(349)%	4%	1,116	2,439	(54)%
Other	4,729	9,083	3,926	(48)%	20%	18,235	11,785	55%
Total noninterest expense	17,728	24,862	14,834	(29)%	20%	58,580	45,416	29%
Income before income taxes	17,354	884	13,832	1863%	25%	30,285	36,322	(17)%
Income tax (benefit) expense	4,979	(31)	5,249	16161%	(5)%	8,186	13,752	(40)%
Net income	$12,375	$915	$8,583	1252%	44%	$22,099	$22,570	(2)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.29	$0.02	$0.22	1350%	32%	$0.54	$0.59	(8)%
Diluted earnings per share	$0.28	$0.02	$0.22	1300%	27%	$0.53	$0.59	(10)%
Weighted average shares outstanding - basic	43,230,016	41,925,616	38,152,633	3%	13%	41,132,043	38,060,224	8%
Weighted average shares outstanding - diluted	43,731,370	42,508,674	38,581,298	3%	13%	41,683,044	38,565,134	8%
Common shares outstanding at period-end	43,271,676	43,222,184	38,199,006	0%	13%	43,271,676	38,199,006	13%
Dividend per share	$0.11	$0.11	$0.10	0%	10%	$0.33	$0.30	10%
Book value per share	$8.17	$8.01	$7.21	2%	13%	$8.17	$7.21	13%
Tangible book value per share	$5.94	$5.77	$5.86	3%	1%	$5.94	$5.86	1%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	14.03%	1.11%	12.49%	1164%	12%	9.31%	11.35%	(18)%
Annualized return on average tangible equity	19.36%	1.49%	15.41%	1199%	26%	12.33%	14.11%	(13)%
Annualized return on average assets	1.54%	0.12%	1.20%	1183%	28%	0.98%	1.12%	(13)%
Annualized return on average tangible assets	1.59%	0.12%	1.22%	1225%	30%	1.01%	1.14%	(11)%
Net interest margin (fully tax equivalent)	4.36%	4.30%	3.98%	1%	10%	4.27%	4.03%	6%
Efficiency ratio	51.15%	75.47%	51.54%	(32)%	(1)%	60.93%	55.30%	10%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,193,139	$3,046,566	$2,836,807	5%	13%	$3,004,230	$2,698,549	11%
Average tangible assets	$3,096,703	$2,961,335	$2,785,092	5%	11%	$2,926,453	$2,646,446	11%
Average earning assets	$2,965,926	$2,826,786	$2,657,081	5%	12%	$2,798,567	$2,519,308	11%
Average loans held-for-sale	$7,076	$3,410	$3,737	108%	89%	$4,591	$4,837	(5)%
Average total loans	$1,911,715	$1,835,001	$1,556,684	4%	23%	$1,771,955	$1,516,610	17%
Average deposits	$2,749,026	$2,622,580	$2,470,015	5%	11%	$2,593,240	$2,357,217	10%
Average demand deposits - noninterest-bearing	$1,071,638	$991,902	$980,554	8%	9%	$1,003,590	$924,841	9%
Average interest-bearing deposits	$1,677,388	$1,630,678	$1,489,461	3%	13%	$1,589,650	$1,432,376	11%
Average interest-bearing liabilities	$1,716,813	$1,670,033	$1,528,665	3%	12%	$1,628,972	$1,450,356	12%
Average equity	$349,971	$331,210	$272,666	6%	28%	$317,464	$265,975	19%
Average tangible equity	$253,535	$245,979	$220,951	3%	15%	$239,687	$213,872	12%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2018	2018	2017	2018	2017
ASSETS
Cash and due from banks	$40,831	$46,340	$37,133	(12)%	10%
Other investments and interest-bearing deposits
in other financial institutions	340,198	177,448	308,987	92%	10%
Securities available-for-sale, at fair value	319,071	335,923	390,107	(5)%	(18)%
Securities held-to-maturity, at amortized cost	375,732	388,603	379,550	(3)%	(1)%
Loans held-for-sale - SBA, including deferred costs	6,344	5,745	4,602	10%	38%
Loans:
Commercial	600,594	609,468	587,276	(1)%	2%
Real estate:
CRE	988,491	1,030,884	754,856	(4)%	31%
Land and construction	131,548	128,891	92,310	2%	43%
Home equity	116,657	121,278	74,171	(4)%	57%
Residential mortgages	52,441	54,367	46,489	(4)%	13%
Consumer	9,932	12,060	11,749	(18)%	(15)%
Loans	1,899,663	1,956,948	1,566,851	(3)%	21%
Deferred loan fees, net	(276)	(315)	(901)	(12)%	(69)%
Total loans, net of deferred fees	1,899,387	1,956,633	1,565,950	(3)%	21%
Allowance for loan losses	(27,426)	(26,664)	(19,748)	3%	39%
Loans, net	1,871,961	1,929,969	1,546,202	(3)%	21%
Company-owned life insurance	61,630	61,414	60,407	0%	2%
Premises and equipment, net	7,246	7,355	7,539	(1)%	(4)%
Goodwill	83,752	84,417	45,664	(1)%	83%
Other intangible assets	12,614	12,293	5,867	3%	115%
Accrued interest receivable and other assets	73,531	73,700	57,890	0%	27%
Total assets	$3,192,910	$3,123,207	$2,843,948	2%	12%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,081,846	$1,002,053	$943,723	8%	15%
Demand, interest-bearing	670,624	683,805	605,301	(2)%	11%
Savings and money market	828,297	827,304	713,693	0%	16%
Time deposits-under $250	68,194	72,030	53,479	(5)%	28%
Time deposits-$250 and over	84,763	81,379	147,422	4%	(43)%
CDARS - money market and time deposits	11,575	17,048	16,986	(32)%	(32)%
Total deposits	2,745,299	2,683,619	2,480,604	2%	11%
Subordinated debt, net of issuance costs	39,322	39,275	39,137	0%	0%
Accrued interest payable and other liabilities	54,723	54,044	48,762	1%	12%
Total liabilities	2,839,344	2,776,938	2,568,503	2%	11%

Shareholders’ Equity:
Common stock	300,208	299,224	217,906	0%	38%
Retained earnings	70,531	62,911	63,679	12%	11%
Accumulated other comprehensive loss	(17,173)	(15,866)	(6,140)	(8)%	(180)%
Total Shareholders' Equity	353,566	346,269	275,445	2%	28%
Total liabilities and shareholders’ equity	$3,192,910	$3,123,207	$2,843,948	2%	12%

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2018	2018	2017	2018	2017
Nonaccrual loans - held-for-investment	$23,342	$26,034	$2,560	(10)%	812%
Restructured and loans over 90 days past due and still accruing	1,373	511	931	169%	47%
Total nonperforming loans	24,715	26,545	3,491	(7)%	608%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$24,715	$26,545	$3,491	(7)%	608%
Other restructured loans still accruing	$334	$265	$325	26%	3%
Net charge-offs (recoveries) during the quarter	$(1,187)	$673	$(236)	(276)%	(403)%
Provision (credit) for loan losses during the quarter	$(425)	$7,198	$115	(106)%	(470)%
Allowance for loan losses	$27,426	$26,664	$19,748	3%	39%
Classified assets	$30,456	$32,264	$10,909	(6)%	179%
Allowance for loan losses to total loans	1.44%	1.36%	1.26%	6%	14%
Allowance for loan losses to total nonperforming loans	110.97%	100.45%	565.68%	10%	(80)%
Nonperforming assets to total assets	0.77%	0.85%	0.12%	(9)%	542%
Nonperforming loans to total loans	1.30%	1.36%	0.22%	(4)%	491%
Classified assets to Heritage Commerce Corp Tier 1
capital plus allowance for loan losses	10%	11%	4%	(9)%	150%
Classified assets to Heritage Bank of Commerce Tier 1
capital plus allowance for loan losses	10%	11%	4%	(9)%	150%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$257,200	$249,559	$223,914	3%	15%
Shareholders’ equity / total assets	11.07%	11.09%	9.69%	0%	14%
Tangible common equity / tangible assets (2)	8.31%	8.25%	8.02%	1%	4%
Loan to deposit ratio	69.19%	72.91%	63.13%	(5)%	10%
Noninterest-bearing deposits / total deposits	39.41%	37.34%	38.04%	6%	4%
Total risk-based capital ratio	14.4%	13.5%	14.6%	7%	(1)%
Tier 1 risk-based capital ratio	11.5%	10.7%	11.6%	7%	(1)%
Common Equity Tier 1 risk-based capital ratio	11.5%	10.7%	11.6%	7%	(1)%
Leverage ratio	8.6%	8.7%	8.3%	(1)%	4%
Heritage Bank of Commerce:
Total risk-based capital ratio	13.4%	12.5%	13.4%	7%	0%
Tier 1 risk-based capital ratio	12.2%	11.4%	12.3%	7%	(1)%
Common Equity Tier 1 risk-based capital ratio	12.2%	11.4%	12.3%	7%	(1)%
Leverage ratio	9.1%	9.3%	8.8%	(2)%	3%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	September 30, 2018			September 30, 2017
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,918,791	$28,632	5.92%	$1,560,421	$22,507	5.72%
Securities - taxable	624,352	3,483	2.21%	671,528	3,596	2.12%
Securities - exempt from Federal tax (3)	87,410	702	3.19%	89,426	866	3.84%
Other investments and interest-bearing deposits
in other financial institutions	335,373	1,940	2.29%	335,706	1,289	1.52%
Total interest earning assets (3)	2,965,926	34,757	4.65%	2,657,081	28,258	4.22%
Cash and due from banks	40,704			35,173
Premises and equipment, net	7,320			7,609
Goodwill and other intangible assets	96,436			51,715
Other assets	82,753			85,229
Total assets	$3,193,139			$2,836,807

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,071,638			$980,554

Demand, interest-bearing	682,694	551	0.32%	583,363	290	0.20%
Savings and money market	823,762	761	0.37%	686,511	429	0.25%
Time deposits - under $100	23,699	23	0.39%	19,770	14	0.28%
Time deposits - $100 and over	131,262	237	0.72%	181,167	317	0.69%
CDARS - money market and time deposits	15,971	3	0.07%	18,650	1	0.02%
Total interest-bearing deposits	1,677,388	1,575	0.37%	1,489,461	1,051	0.28%
Total deposits	2,749,026	1,575	0.23%	2,470,015	1,051	0.17%

Subordinated debt, net of issuance costs	39,292	583	5.89%	39,120	583	5.91%
Short-term borrowings	133	1	2.98%	84	—	0.00%
Total interest-bearing liabilities	1,716,813	2,159	0.50%	1,528,665	1,634	0.42%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,788,451	2,159	0.31%	2,509,219	1,634	0.26%
Other liabilities	54,717			54,922
Total liabilities	2,843,168			2,564,141
Shareholders’ equity	349,971			272,666
Total liabilities and shareholders’ equity	$3,193,139			$2,836,807

Net interest income (3) / margin		32,598	4.36%		26,624	3.98%
Less tax equivalent adjustment (3)		(147)			(303)
Net interest income		$32,451			$26,321

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $73,000 for the third quarter of 2018, compared to $200,000 for the third quarter of 2017.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21% for the third quarter of 2018, and a 35% tax rate for the third quarter of 2017.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2018			September 30, 2017
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,776,546	$77,272	5.82%	$1,521,447	$64,112	5.63%
Securities - taxable	662,274	11,112	2.24%	616,648	9,916	2.15%
Securities - exempt from Federal tax (3)	87,990	2,120	3.22%	89,991	2,606	3.87%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	271,757	4,408	2.17%	291,222	3,037	1.39%
Total interest earning assets (3)	2,798,567	94,912	4.53%	2,519,308	79,671	4.23%
Cash and due from banks	37,890			33,656
Premises and equipment, net	7,330			7,581
Goodwill and other intangible assets	77,777			52,103
Other assets	82,666			85,901
Total assets	$3,004,230			$2,698,549

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,003,590			$924,841

Demand, interest-bearing	651,445	1,319	0.27%	574,966	880	0.20%
Savings and money market	769,448	1,823	0.32%	632,907	1,081	0.23%
Time deposits - under $100	21,235	58	0.37%	20,141	44	0.29%
Time deposits - $100 and over	131,436	564	0.57%	191,301	859	0.60%
CDARS - money market and time deposits	16,086	8	0.07%	13,061	3	0.03%
Total interest-bearing deposits	1,589,650	3,772	0.32%	1,432,376	2,867	0.27%
Total deposits	2,593,240	3,772	0.19%	2,357,217	2,867	0.16%

Subordinated debt, net of issuance costs	39,246	1,731	5.90%	17,912	811	6.05%
Short-term borrowings	76	1	1.76%	68	1	1.97%
Total interest-bearing liabilities	1,628,972	5,504	0.45%	1,450,356	3,679	0.34%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,632,562	5,504	0.28%	2,375,197	3,679	0.21%
Other liabilities	54,204			57,377
Total liabilities	2,686,766			2,432,574
Shareholders’ equity	317,464			265,975
Total liabilities and shareholders’ equity	$3,004,230			$2,698,549

Net interest income (3) / margin		89,408	4.27%		75,992	4.03%
Less tax equivalent adjustment (3)		(445)			(912)
Net interest income		$88,963			$75,080

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $322,000 for the first nine months ended September 30, 2018, compared to $370,000 for the first nine months ended September 30, 2017.

(3)

Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21% for the first nine months ended September 30, 2018, and a 35% tax rate for the first nine months ended September 30, 2017.